Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA’S INC. REPORTS RECORD FIRST QUARTER FISCAL 2010 RESULTS

-First Quarter Earnings Per Share of $0.12
-First Quarter Total Revenue Increased 5.1%, Adjusted For Divestitures
-First Quarter Direct Revenue Increased 2.1%, Adjusted For Divestitures
-First Quarter Comparable Store Sales Declined 1.7%
-First Quarter Operating Margins Expanded 50 Basis Points
-Inventory Reduced 22% to $446 Million

SIDNEY, Neb. (May 4, 2010) – Cabela’s Incorporated (NYSE:CAB) today reported record first quarter fiscal 2010 financial results.

For the quarter, adjusted for divestitures, total revenue increased 5.1% to $559.6 million; retail store revenue decreased 1.5% to $271.3 million; direct revenue increased 2.1% to $222.7 million; and comparable store sales decreased 1.7%. The divestiture of Van Dyke’s taxidermy business and Wild Wings in late 2009 accounted for $7.1 million of revenue in the first quarter of 2009. A detailed reconciliation is provided at the end of this release. Financial services revenue increased 77% to $60.0 million primarily due to higher interest and fee income of $9.0 million and a lower provision for loan losses of $8.0 million.

“We are encouraged with our revenue growth for the quarter, and in particular, revenue growth in our direct segment, which increased for the first time in six quarters due to growth in Internet sales,” said Tommy Millner, Cabela’s Chief Executive Officer. “As we anniversary the period of strong sales of firearms and ammunition, we have been pleased that sales declines in these two categories have been less than expected.  Additionally, we are pleased with the sales increases we are seeing in other areas of our business, such as fishing and marine, camping, footwear, optics and gifts and furnishings.”

 “We are very pleased with the operating results we achieved during the quarter and our continued progress on our areas of strategic focus,” Millner said. “As we have previously discussed, our strategic initiatives are to improve retail profitability, increase returns on invested capital, improve inventory turns and increase Cabela’s brand loyalty through the operations of World’s Foremost Bank. Internet sales were a special standout during the quarter. As the Internet continues to be the growing, preferred shopping channel for our direct customers, it is encouraging to see us capitalize on this trend. Additionally, ongoing improvements in catalog productivity as well as improved operating efficiencies in our retail stores contributed to expense reductions in the quarter.”

Merchandise gross margins were lower than last year, but improved sequentially throughout the quarter; a trend that has continued into the second quarter. The Company continued to tightly manage inventory levels and realized a 22% reduction in inventory levels compared to the first quarter of 2009.

For the quarter, consolidated operating income increased 29.3% to $15.9 million compared to $12.3 million in the first quarter of 2009.  Operating margins increased 50 basis points to 2.8% compared to 2.3% in the first quarter of 2009.  Increases in operating profit were due to the strong performance of World’s Foremost Bank, improved catalog productivity in the direct segment and lower labor costs in retail stores. For the quarter, net income increased 57.8% to $8.1 million, or $0.12 per diluted share, compared to $5.1 million, or $0.08 per diluted share, in the first quarter of 2009.

During the quarter, World’s Foremost Bank received from the Federal Deposit Insurance Corporation (“FDIC”) a preliminary report related to a compliance examination conducted in the second quarter of 2009.  This examination report expressed concerns that World’s Foremost Bank improperly assessed various overlimit fees, penalty interest rates and late fees over the past six years, and also used an improper collection practice. The Company is currently in discussions with the FDIC to resolve these matters.  In the event that the Company is unable to resolve any of the issues raised in the preliminary examination report, the Company estimates that its maximum financial liability is $12 million after-tax and has reserved that full amount as a special charge in its first quarter 2010 financial statements.  The Company eliminated or modified all of the practices of concern to the FDIC during the second half of 2009. The first quarter 2010 results include the impact of this $12 million after-tax special charge.

For the quarter, excluding the $12 million after-tax special charge, net income increased 122% to $20.0 million, or $0.29 per diluted share.  This compares to net income of $9.0 million, or $0.13 per diluted share, in the first quarter of 2009, which excludes $3.9 million of special charges related to impairments and the valuation of interest only strips.  A detailed reconciliation is provided at the end of this release.

For the quarter, managed financial services revenue as a percent of managed credit card loans improved 380 basis points due primarily to increased interest and fee income, lower provision for loan losses and lower interest expense.  For the quarter, charge-offs were 4.96% compared to 4.72% in the first quarter of 2009. This is the lowest quarterly increase in net charge-offs in the past two years and the lowest absolute charge off rate in the past three quarters.  As a result of continued favorable charge-off trends and a more favorable outlook for charge-offs for the remainder of the year, provision for loan losses for the quarter was $15.1 million.

As of April 3, 2010, inventories totaled $446 million, a decrease of 22% compared to inventories of $574 million as of March 28, 2009.  Total debt as of April 3, 2010, was $351 million compared to $475 million as of March 28, 2009, a decrease of $124 million or 26%.

“We are pleased with our continued progress controlling costs, driving operational excellence, strengthening our balance sheet and increasing Cabela’s brand loyalty through the operations of World’s Foremost Bank,” Millner said. “Given our strong first quarter results, we expect earnings per share for 2010 to meet or exceed current expectations, even after absorbing the special charge taken in the first quarter. Additionally, given continued favorable trends related to charge-offs, we now expect average net charge-offs at World’s Foremost Bank to be between 5.25 and 5.75% for 2010 as compared to our previous guidance of 5.75 to 6.25%.”

Conference Call Information

A conference call to discuss first quarter fiscal 2010 operating results is scheduled for today (Tuesday, May 4, 2010) at 11:00 a.m. Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com.  A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the world’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise.  Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®.  Through Cabela’s growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service.  Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program.  Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company’s statements regarding $12 million after-tax being its maximum financial liability for the FDIC matter, earnings per share for 2010 to meet or exceed current expectations, and average net charge-offs at World’s Foremost Bank to be between 5.25 and 5.75% for 2010.  Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements.  These risks and uncertainties include, but are not limited to:  the level of discretionary consumer spending; the state of the economy, including increases in unemployment levels and bankruptcy filings; changes in the capital and credit markets or the availability of capital and credit; the Company’s ability to comply with the financial covenants in its credit agreements; changes in consumer preferences and demographic trends; the Company’s ability to successfully execute its multi-channel strategy; the ability to negotiate favorable purchase, lease and/or economic development arrangements for new retail store locations; expansion into new markets and market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; political or financial instability in countries where the goods the Company sells are manufactured; increases in postage rates or paper and printing costs; supply and delivery shortages or interruptions caused by system changes or other factors; adverse or unseasonal weather conditions; fluctuations in operating results; increased government regulation, including regulations relating to firearms and ammunition; inadequate protection of the Company’s intellectual property; material security breaches of computer systems; the Company’s ability to protect its brand and reputation; changes in accounting rules applicable to securitization transactions, including related increases in required regulatory capital; the Company’s ability to manage credit, liquidity, interest rate, operational, legal and compliance risks; increasing competition for credit card products and reward programs; the Company’s ability to increase credit card receivables while managing fraud, delinquencies and charge-offs; the Company’s ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; decreased interchange fees as a result of credit card industry regulation and/or litigation; the impact of legislation, regulation and supervisory regulatory actions (including with respect to the compliance examination conducted by the Federal Deposit Insurance Corporation in the second quarter of 2009) in the financial services industry, including the Credit Card Accountability Responsibility and Disclosure Act of 2009, new and proposed regulations affecting securitizations and the proposed financial regulatory reform; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended January 2, 2010), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company’s forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended
	April 3,	March 28,
	2010	2009
Revenue:
Merchandise sales	$494,036	$500,878
Financial services revenue	59,984	33,894
Other revenue	5,590	4,768
Total revenue	559,610	539,540

Total cost of revenue (exclusive of depreciation and amortization)	329,435	326,314
Selling, distribution, and administrative expenses	214,236	199,222
Impairment and restructuring charges	-	1,678
Operating income	15,939	12,326

Interest expense, net	(5,454)	(5,834)
Other non-operating income, net	1,738	2,046
Income before provision for income taxes	12,223	8,538
Provision for income taxes	4,132	3,410

Net income	$8,091	$5,128

Basic net income per share	$0.12	$0.08
Diluted net income per share	$0.12	$0.08

Basic weighted average shares outstanding	67,437,305	66,578,213
Diluted weighted average shares outstanding	68,609,188	66,663,239

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

ASSETS	April 3,	January 2,	March 28,
	2010	2010	2009
CURRENT
Cash and cash equivalents	$290,626	$582,185	$540,500
Held-to-maturity investment securities	224,766	-	-
Accounts receivable, net of allowance for doubtful accounts of $1,280, $1,364 and $854	20,964	31,925	37,722
Credit card loans, net of allowances of $1,374 and $1,180	-	135,935	141,932
Credit card loans (includes restricted credit card loans of the Trust of $2,372,858), net of allowance for loan losses of $104,850	2,284,986	-	-
Inventories	445,671	440,134	573,953
Prepaid expenses and other current assets (includes restricted cash of the Trust of $25,674 at April 3, 2010)	156,835	150,913	146,849
Income taxes receivable and deferred	15,805	-	-
Total current assets	3,439,653	1,341,092	1,440,956
Property and equipment, net	815,764	811,765	880,105
Land held for sale or development	31,822	30,772	40,414
Retained interests in securitized loans, including asset-backed securities	-	176,034	57,225
Economic development bonds	111,356	108,491	116,161
Other assets	22,605	23,731	26,123
Total assets	$4,421,200	$2,491,885	$2,560,984

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $58,040, $44,394 and $22,946	$215,936	$215,229	$187,522
Gift instruments, and credit card and loyalty rewards programs	172,450	183,915	164,480
Accrued expenses	110,385	145,797	90,076
Time deposits	124,016	120,384	184,841
Current maturities of secured long-term obligations of the Trust	749,500	-	-
Current maturities of long-term debt	5,714	3,101	237
Income taxes payable	-	27,446	2,278
Deferred income taxes	-	25,866	11,556
Total current liabilities	1,378,001	721,738	640,990
Long-term time deposits	337,264	356,280	422,181
Secured long-term obligations of the Trust, less current maturities	1,378,400	-	-
Long-term debt, less current maturities	345,099	345,178	474,683
Deferred income taxes	12,723	20,824	38,228
Other long-term liabilities	62,960	63,444	61,170

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized -- 10,000,000 shares; Issued – none	-	-	-
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares; Issued – 67,626,720, 67,287,575 and 66,923,128	676	673	669
Class B Non-voting, Authorized – 245,000,000 shares; Issued – none	-	-	-
Additional paid-in capital	289,423	285,490	274,228
Retained earnings	616,226	697,293	652,804
Accumulated other comprehensive income (loss)	428	965	(3,969)
Total stockholders’ equity	906,753	984,421	923,732
Total liabilities and stockholders’ equity	$4,421,200	$2,491,885	$2,560,984

CABELA’S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended
	April 3,	March 28,
	2010	2009
	(Dollars in Thousands)
Revenue:
Retail	$271,292	$275,526
Direct	222,744	225,352
Financial Services	59,984	33,894
Other	5,590	4,768
Total revenue	$559,610	$539,540

Operating Income (Loss):
Retail	$17,942	$18,054
Direct	30,270	29,416
Financial Services	12,947	11,969
Other	(45,220)	(47,113)
Total operating income	$15,939	$12,326

As a Percentage of Total Revenue:
Retail revenue	48.5%	51.0%
Direct revenue	39.8	41.8
Financial Services revenue	10.7	6.3
Other revenue	1.0	0.9
Total revenue	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	6.6%	6.6%
Direct operating income	13.6	13.1
Financial Services operating income	21.6	35.3
Total operating income as a percentage of total revenue	2.8	2.3

CABELA’S INCORPORATED AND SUBSIDIARIES
ADJUSTED REVENUE FOR FISCAL 2009
(Unaudited)

Direct revenue and total revenue for fiscal 2009 was adjusted for the dispositions of Wild Wings and Van Dyke’s taxidermy business for comparability of the reported periods as presented below:

	Period Ending
	April 3,	March 28,	Increase (Decrease)	% Change
	2010	2009
	(Dollars in Thousands)

First Quarter
Direct revenue as reported	$222,744	$225,352	$(2,608)	(1.2	) %
Less revenue from Wild Wings and Van Dyke’s taxidermy	-	(7,136)	7,136
Direct revenue - adjusted	$222,744	$218,216	$4,528	2.1

Total revenue as reported	$559,610	$539,540	$20,070	3.7
Less revenue from Wild Wings and Van Dyke’s taxidermy	-	(7,136)	7,136
Total revenue - adjusted	$559,610	$532,404	$27,206	5.1

CABELA’S INCORPORATED AND SUBSIDIARIES
FINANCIAL SERVICES REVENUE AS REPORTED ON A GAAP BASIS
(Unaudited)

The following table summarizes the results of the Company’s Financial Services segment on a generally accepted accounting principles (“GAAP”) basis.  The Company did not retrospectively adopt the provisions of Accounting Standards Codification (“ASC”) Topics 810 and 860; therefore, the components of Financial Services revenue will not be comparable to 2009 prior period amounts as a result of the consolidation of the Cabela’s Master Credit Card Trust and related entities (collectively referred to as the “Trust”).  Financial Services revenue is comprised of interest and fee income, interchange income, customer rewards costs, other non-interest income, interest expense, and provision for loan losses from our credit card operations.  In fiscal 2010, the securitization income component was no longer recorded and separately reported; rather the remaining components will now reflect the financial performance of the entire managed portfolio which includes the Trust.  The results of operations of the Financial Services business now look similar to the historical managed presentation for financial performance of the total managed portfolio of credit card loans, excluding income derived from the changes in the valuation of our interest only strip, cash reserve accounts, and cash accounts associated with the securitized loans.

	Three Months Ended
	April 3,	March 28,
	2010	2009
	(In Thousands)

Interest and fee income	$71,486	$11,008
Interest expense	(21,480)	(6,173)
Provision for loan losses	(15,147)	(19)
Net interest income, net of provision for loan losses	34,859	4,816
Non-interest income:
Securitization income	-	39,034
Interchange income	50,532	6,822
Other non-interest income	2,793	8,211
Total non-interest income	53,325	54,067
Less: Customer rewards costs	(28,200)	(24,989)

Financial Services revenue	$59,984	$33,894

CABELA’S INCORPORATED AND SUBSIDIARIES
FINANCIAL SERVICES REVENUE PRESENTED ON A MANAGED BASIS
(Unaudited)

As a result of the adoption of ASC Topics 810 and 860, a managed presentation which is comparable between the periods has been presented to evaluate the changes in Financial Services revenue. The managed presentation shown below presents the financial performance of the total managed portfolio of credit card loans for the periods presented.  The managed presentation for fiscal 2010 is the same as the GAAP presentation; however, the 2009 presentation is non-GAAP.

For the three months ended March 28, 2009, interest and fee income, interchange income, customer rewards costs, and other non-interest income on both the owned and securitized portfolio are reflected in the respective line items.  Interest paid to outside investors on the securitized credit card loans is included in interest expense.  Credit losses on the entire managed portfolio are reflected in the provision for loan losses.  This managed presentation includes income or expense derived from the valuation of the interest-only strip, cash reserve accounts, and cash accounts associated with our securitized loans that would generally be reversed or not reported in a managed presentation in the other component.

	Three Months Ended
	April 3,	March 28,
	2010	2009
	(Dollars in Thousands)

Interest and fee income	$71,486	$62,520
Interchange income	50,532	45,232
Other non-interest income	2,793	2,943
Interest expense	(21,480)	(23,922)
Provision for loan losses	(15,147)	(23,194)
Customer rewards costs	(28,200)	(24,988)
Other	-	(4,697)
Managed Financial Services revenue	$59,984	$33,894

Managed Financial Services Revenue as a Percentage of Average Managed Credit Card Loans:

Interest and fee income	11.8%	11.2%
Interchange income	8.3	8.1
Other non-interest income	0.5	0.5
Interest expense	(3.5)	(4.3)
Provision for loan losses	(2.5)	(4.1)
Customer rewards costs	(4.7)	(4.5)
Other	-	(0.8)
Managed Financial Services revenue	9.9%	6.1%

CABELA’S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

Key statistics reflecting the performance of our Financial Services business are shown in the following chart:

	Three Months Ended
	April 3,	March 28,	Increase	%
	2010	2009	(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of managed credit card loans	$2,422,185	$2,238,339	$183,846	8.2%
Average number of active credit card accounts	1,279,085	1,211,026	68,059	5.6

Average balance per active credit card account	$1,894	$1,848	$46	2.5

Net charge-offs including accrued interest and fees on managed loans	$30,006	$26,415	$3,591	13.6
Net charge-offs including accrued interest and fees as a percentage of average managed credit card loans	4.96%	4.72%	0.24%

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

To supplement the Company’s condensed consolidated statements of income presented in accordance with generally accepted accounting principles (“GAAP”), the Company has disclosed non-GAAP measures of operating results that exclude certain items.  Financial services revenue; total revenue; selling, distribution, and administrative expenses; operating income; other non-operating income; provision for income taxes; net income; and earnings per diluted share are presented below both as reported (on a GAAP basis) and excluding (i) the effect of the $18 million charge recorded in the first quarter of fiscal 2010 relating to matters arising out of the Federal Deposit Insurance Corporation’s compliance examination of World’s Foremost Bank, (ii) the impact of valuations of our interest-only strips, cash reserve accounts, and cash accounts associated with our securitized loans recorded in fiscal 2009, and (iii) the impairment and restructuring charges recorded in fiscal 2009. The valuations of our interest-only strips, cash reserve accounts, and cash accounts associated with our securitized loans was not a reported amount beginning in 2010 with the adoption of ASC Topics 810 and 860.  The impairment and restructuring charges include asset write-downs and severance and related costs. In light of their nature and magnitude, the Company believes these items should be presented separately to enhance a reader’s overall understanding of the Company’s ongoing operations.  These non-GAAP financial measures should be considered in conjunction with the GAAP financial measures presented in the earnings release.

Management believes these non-GAAP financial results provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of such operations.  In addition, management evaluates results using non-GAAP adjusted total revenue, adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP measures should not be considered in isolation or as a substitute for total revenue, operating income, net income, earnings per share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP financial measures for the periods presented.

	Three Months Ended			Three Months Ended
	April 3, 2010			March 28, 2009
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)
Revenue:
Merchandise sales	$494,036	$-	$494,036	$500,878	$-	$500,878
Financial Services revenue (1)	59,984		59,984	33,894	4,296	38,190
Other revenue	5,590	-	5,590	4,768	-	4,768
Total revenue	559,610	-	559,610	539,540	4,296	543,836

Total cost of revenue (exclusive of depreciation and amortization)	329,435	-	329,435	326,314	-	326,314
Selling, distribution, and administrative expenses (2)	214,236	(18,000)	196,236	199,222	-	199,222
Impairment and restructuring charges (3)	-	-	-	1,678	(1,678)	-
Operating income (loss)	15,939	18,000	33,939	12,326	5,974	18,300

Interest expense, net	(5,454)	-	(5,454)	(5,834)	-	(5,834)
Other non-operating income, net	1,738	-	1,738	2,046	-	2,046
Income before provision for income taxes	12,223	18,000	30,223	8,538	5,974	14,512
Provision for income taxes (4)	4,132	6,084	10,216	3,410	2,103	5,513

Net income	$8,091	$11,916	$20,007	$5,128	$3,871	$8,999

Basic earnings per share	$0.12	$0.18	$0.30	$0.08	$0.06	$0.14
Diluted earnings per share	$0.12	$0.17	$0.29	$0.08	$0.06	$0.13

(Footnotes on the following page)

(1)	Reflects valuations of our interest-only strips, cash reserve accounts, and cash accounts associated with securitized loans of our Financial Services business segment.

(2)
Reflects an accrual recorded in the first quarter of fiscal 2010 relating to matters arising out of the Federal Deposit Insurance Corporation’s compliance examination conducted in 2009 of World’s Foremost Bank.

(3)
Reflects impairment losses on certain assets where projected cash flows were less than the fair value of the respective assets and restructuring charges for severance and related benefits pursuant to certain reductions in workforce and voluntary retirement plans.

(4)
For the first quarter of fiscal 2010, the provision for income taxes for the non-GAAP measurement was based on the effective tax rate for that period.  For the first quarter of fiscal 2009, the provision for income taxes for the non-GAAP measurements was based on the effective tax rate for fiscal year 2009.

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